UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
July 18, 2008
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 22, 2008, the Torch Energy Royalty Trust (the “Trust”) reported the receipt of the cash payment received from Torch Royalty Company, Torch E&P Company and Constellation Energy Partners, LLC (collectively the “Working Interest Owners”) of the underlying properties of the Trust for the production associated with the first quarter of 2008. A copy of the press release is furnished with this report as Exhibit 99.1.
The information in this report is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition,” not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events
As previously disclosed by the Trust in certain of its filings with the Securities and Exchange Commission (“SEC”), the Trust and the Working Interest Owners were involved in an arbitration proceeding relating to the proper calculation of the quarterly Net Profits Interests payments owed to the Trust following the termination of the Trust. As previously disclosed, the Trust was terminated on January 29, 2008 following the affirmative vote of holders of more than 66-2/3% of the outstanding Units to terminate the Trust in accordance with the terms and provisions of the Trust Agreement of the Trust. The Working Interest Owners contended that the pricing mechanism contained in the terminated Oil and Gas Purchase Contract (including the sharing price and minimum price mechanism) should continue to be utilized to calculate the quarterly Net Profits Interests payments. In the arbitration proceeding, the Trustee, not in its individual capacity but solely as Trustee of the Trust, contended that the sharing price mechanism of the Oil and Gas Purchase Contract (which determined the calculation of the Net Profits Interests prior to the termination of the Oil and Gas Purchase Contract) did not survive the termination of the Oil and Gas Purchase Contract or the termination of the Trust. On April 11, 2008, Trust Venture Company, LLC (“Trust Venture”), which owns the majority of Units in the Trust, submitted an unopposed request to intervene in the arbitration and became a party to the arbitration. Trust Venture agreed with the Trustee, and has taken the position in the arbitration, that the sharing price mechanism of the Oil and Gas Purchase Contract did not survive the termination of the Oil and Gas Purchase Contract or the termination of the Trust.
The hearing on the merits in the arbitration commenced on June 16, 2008 and was completed on June 20, 2008. On July 18, 2008, JAMS, through a panel of three arbitrators (“Arbitrators”), released a final award notice to all parties (the “Final Award Notice”). In the Final Award Notice, the Arbitrators found that the Conveyances are not ambiguous and the pricing mechanism of the Oil and Gas Purchase Contract is incorporated by reference into the Conveyances notwithstanding termination of the Oil and Gas Purchase Contract. The Arbitrators therefore concluded that the pricing mechanism (including the sharing price and minimum price mechanism) continues to burden the Net Profits Interests and will do so for the life of the Conveyances. The Arbitrators also denied each party’s request for fees and costs; each party must bear its own fees and costs related to the arbitration. The Trustee, not in its individual capacity but solely as Trustee of the Trust, is assessing its options with respect to the Final Award Notice.
The Trust and Trustee have incurred expenses as a result of the arbitration and expect to continue to incur expenses, including but not limited to legal fees, as a result of the winding up of the Trust.
Cautionary Statement on Risks Associated with the Trust’s Forward-Looking Statements.
This Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by the Trust that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 99.1	Torch Energy Royalty Trust Press Release dated July 22, 2008 (furnished not filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST By: Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust
Date: July 22, 2008	By:	/s/ Bruce L. Bisson
Bruce L. Bisson,
Vice President (The Trust has no employees, directors or executive officers.)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Torch Energy Royalty Trust Press Release dated July 22, 2008 (furnished not filed).